Exhibit 23.4
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                         Consent of Independent Auditors



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1996, in the Registration Statement (Form S-4 No. 333- _________) and the related Prospectus of Dollar Financial Group, Inc. dated December 19, 1996.



                                   /s/ Ernst & Young



     Victoria, Canada
     December 17, 1996